REPORT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3/A) and related Prospectus of ALLTEL Corporation for the registration of $500,000,000 of debt securities, and to incorporation by reference of our report dated March 6, 1998, with respect to the consolidated financial statements and schedule of 360 Communications Company, included in ALLTEL Corporation's Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 1998.



                                           /s/Ernst & Young LLP


Chicago, Illinois
March 26, 1999